                                                                    Exhibit 11.1

                        EARNINGS PER SHARE COMPUTATIONS

                                                     THREE MONTH PERIOD ENDED
                                                   JUNE 28, 1997   JUNE 30, 1996
                                                   -------------   -------------
PRIMARY EARNINGS PER SHARE:

Net income (Loss)                                   $     (696)      $       144
                                                    -----------      -----------
Shares:

Weighted average common shares outstanding               11,892            6,826

Effect of shares issuable under stock option
and stock grant plans, based on the treasury
stock method                                              1,073              939

  Adjusted common shares and equivalents                 12,965            7,765
                                                    -----------      -----------
Earnings per share - primary                        $     (0.05)     $      0.02
                                                    -----------      -----------

FULLY DILUTED EARNINGS PER SHARE:

Net income (Loss)                                   $      (696)     $       144
Add Bank:
After tax interest expense accrued on Notes                 --                60
                                                    -----------      -----------
Adjusted net income                                        (696)             204

Shares:

Weighted average common shares outstanding               11,892            6,826

Effect of shares issuable under stock option
and stock grant plans, based on the treasury
stock method                                              1,113              991


Effect of shares issuable under conversion of
preferred stock - if converted method (for
1996 the "if converted" method is applied from
the date of the note of April 30, 1996
to the end of the period)                                    --            1,542
                                                    -----------      -----------

  Adjusted common shares and equivalents                 13,005            9,359
                                                    -----------      -----------
Earnings per share - fully diluted                  $     (0.05)     $      0.02
                                                    -----------      -----------


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                       EARNINGS PER SHARE COMPUTATIONS

                                                      SIX MONTH PERIOD ENDED
                                                   JUNE 28, 1997   JUNE 30, 1996
                                                   -------------   -------------
PRIMARY EARNINGS PER SHARE:

Net income (Loss)                                   $     (148)      $       215
                                                    -----------      -----------
Shares:

Weighted average common shares outstanding               11,859            6,645

Effect of shares issuable under stock option
and stock grant plans, based on the treasury
stock method                                              1,017              854

Effect of shares issuable under conversion of
preferred stock - if converted method (for
1996 the "if converted" method is applied from
the beginning of the period to the actual
conversion date of the preferred stock of
January 19, 1996)                                            --              181
                                                    -----------      -----------
  Adjusted common shares and equivalents                 12,876            7,680
                                                    -----------      -----------
Earnings per share - primary                        $      0.01      $      0.03
                                                    -----------      -----------

FULLY DILUTED EARNINGS PER SHARE:

Net income (Loss)                                   $      (148)     $       215
Add Bank:
After tax interest expense accrued on Notes                 --                60
                                                    -----------      -----------
Adjusted net income                                        (148)             275

Shares:

Weighted average common shares outstanding               11,859            6,645

Effect of shares issuable under stock option
and stock grant plans, based on the treasury
stock method                                              1,117              962


Effect of shares issuable under conversion of
subordinate note - if converted method (for
1996 the "if converted" method is applied from
the date of the note of April 30, 1996
to the end of the period)                                     0              771
                                                    -----------      -----------
Effect of shares issuable under conversion of
preferred stock - if converted method (for
1996 the "if converted" method is applied from
the beginning of the period to the actual
conversion date of the preferred stock of
January 19, 1996)                                             0              181
                                                    -----------      -----------
  Adjusted common shares and equivalents                 12,976            8,559
                                                    -----------      -----------
Earnings per share - fully diluted                  $     (0.01)     $      0.03
                                                    -----------      -----------
